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                                                                   EXHIBIT 23(a)
                                                                   -------------

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


We consent to the incorporation by reference in this Registration Statement of NBD Bancorp, Inc. on Form S-4 of our report dated January 17, 1995, appearing in the Annual Report on Form 10-K of NBD Bancorp, Inc. for the year ended December 31, 1994, and appearing in the Current Report on Form 8-K of First Chicago Corporation dated July 21, 1995. We also consent to the reference to us under the heading "Experts" in the Joint Proxy Statement-Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Detroit, Michigan
September 14, 1995